UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2017

CYTRX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-15327	58-1642740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11726 San Vicente Boulevard, Suite 650
Los Angeles, California  90049
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 826-5648

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2017, CytRx Corporation (the "Company") received a notice from The Nasdaq Stock Market indicating that the Company is not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 5550(a)(2) (the "Minimum Bid Price Rule"), and as a result the Company's common stock is subject to suspension from trading and delisting from The Nasdaq Capital Market at the opening of business on August 31, 2017, unless the Company appeals Nasdaq's determination to a Hearings Panel in accordance with the Nasdaq Marketplace Rules. The Minimum Bid Price Rule requires that the bid price of the Company's common stock remain above $1.00 for continued inclusion on The Nasdaq Capital Market.

As previously reported, the Company was initially notified on August 24, 2016 that the bid price of its common stock had closed below the minimum bid price for the last 30 consecutive business days. In February 2017, the Company received an extension of 180 calendar days, or until August 21, 2017, to regain compliance with the Minimum Bid Price Rule, but the Company was unable to regain compliance prior to such date.

The Company intends to request an appeal hearing with the Nasdaq Hearings Panel to review the delisting determination. The hearing date will be determined by Nasdaq and should occur within 45 days from the date the Company requests the hearing. A request for a hearing will stay the delisting of the Company's common stock pending the Hearing Panel's decision.

The Company is required to present a plan for regaining compliance with the Minimum Bid Price Rule, which will include the Company's plan to consummate a reverse stock split, which was approved by the Board of Directors and discussed in the Company's preliminary proxy statement filed with the SEC on August 18, 2017 in connection with its upcoming special meeting of stockholders to approve the reverse stock split.  The date of the special meeting will be announced in a definitive proxy statement to be mailed to stockholders and filed with the SEC.

The Nasdaq letter stated that at the appeal hearing, the Company "will be asked to provide a plan to regain compliance to the Panel. Accordingly, the Company may wish to consider presenting a plan that includes a discussion of the events that it believes will enable it to regain compliance in this time frame and a commitment to effect a reverse stock split, if necessary."

The Company issued a press release dated August 24, 2017 with respect to the notification from Nasdaq, which is filed as Exhibit 99.1 to this Form 8-K.
Item 9.01 Financial Statement and Exhibits.
(d)  Exhibits.
Exhibit No.	Description
99.1	Press Release issued on August 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: August 24, 2017	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer